Form C

Cover Page

Name of issuer:

bid2bed, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: FL

Date of organization: 1/4/2018

Physical address of issuer:

151 N Nob Hill Rd
Plantation FL 33324

Website of issuer:

http://bid2bed.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

499,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $499,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$499,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,064,000.00

Deadline to reach the target offering amount:

9/14/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

bid2bed, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
EYAL LEMBERG	Management	Bid2Bed	2018
ROEE KEREN-TZUR	Finance	Bid2Bed	2018
IDO SOLOMON	Operation	Bid2Bed	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
EYAL LEMBERG	CEO	2018
ROEE KEREN-TZUR	Business Development	2018
IDO SOLOMON	COO	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
EYAL LEMBERG	Membership Interests	33.34
IDO SOLOMON	Membership Interests	33.33
ROEE KEREN-TZUR	Membership Interests	33.33

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

New Regulation by the Governments, which might affect Bid2Bed company results.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Macro economic conditions in the market (for example, economic recession), which might affect company results by reducing booking numbers.

Rental Restrictions - Another major risk to short-term rentals offered by hosts are rental restrictions. These restrictions are proving to be a challenge to the fast-growing short-term rental market.

With the recent explosion in new short-term property rentals popping up all over the country, competition is picking up.

Changes in the global economic environment have influenced the development of the business models where IP is a central element establishing value and potential growth.

Liability Insurance - Increases in insurance premiums might affect hosts' profitability, and willingness to offer rentals.

Technology risk - The operation of our software and algorithm might be affected by restrictions from outstanding IP.

The company is reliant on a small management team. So the loss of key personnel would have an adverse effect on the business. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

In order to succeed, we have to continue to attract new hosts to the platform. If we were unable to do so, it could be detrimental to the company.

As with all technology companies, protection of users' information is an ongoing issue. A data security breach would have an adverse impact on the brand of the company.

Our management team currently also operates a company called sublet4u, which can help to get more hosts and guests to Bid2Bed. But this could also create a conflict of interest in the short term, until Bid2Bed hits the target number of bookings.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$499,000**
Use of Proceeds:	Research & Development 38%, Sales & Marketing 30%, General & Administration 27%, 5% Wefunder

If we raise:	**$1,064,000**
Use of Proceeds:	Research & Development 35%, Sales & Marketing 35%, General & Administration 25%, 5% Wefunder

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.

5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units, Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Units** issued to new Investors multiplied by (b) the **discount rate** (85%) , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $75,000 they will receive a valuation cap of $5 million with a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors have no voting rights.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the
SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding **Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs.. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases: If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor is not a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (A) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (B) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Bid2Bed is an LLC and no units have been authorized yet.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

N/A

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

No exempt offerings.

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We aim to simplify things for Hosts and guests in offering them dynamic pricing in real time demand. this would fill unused inventory for the host, and the guest can book an apartment that would otherwise be more expensive at that time. We are looking to change the way people book a vacation rental in real time to be a win win situation.

Although we cannot accurately predict our future, with the algorithm in mind we aim to promote both Blind Bid & Browse Bid for vacation rentals that will bring us to be 5%-10% of the market share in this industry in the next 2 - 4 years.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Over the last few years, our founders have run a successful platform in the same space -- called sublet4u. In recent years, this platform was operating as a United States based subsidiary, with the parent entity being based in Israel.

We aim to achieve similar revenue results in 2018 through the Bid2Bed LLC platform, as we were achieving with the sublet4u platform in 2017. We were achieving roughly $180,000 each month in revenue with sublet4u. With the new product/platform, we aim to increase our revenues, due to a growing number of bookings with solid commissions and the bidding platform on the top.

Sublet4u was our initial offline platform, whose focus was mainly on the management of short to mid-term vacation rental properties, which we have been running since 2012. Bid2bed is our new, online platform, through which we are using technology to connect hosts and guests, without any links to the properties.

Please note that when we complete the Bid2Bed product, all of the bookings from sublet4u will be through our new online platform of bid2bed. This will mean that our offline brand of sublet4u will slowly disappear, as the brand of our online bid2bed platform grows.

Milestones

bid2bed LLC was incorporated in the State of Florida in January 2018.

Since then, we have:

- Launched for Hosts and Guests to bring both sides the most cost effective win win situation.
- Our Advantage - Giving us highest margins possible.
- Host Advantage - Giving hosts more than their asking Rate.
- Guest Advantage - Offering guests the best deals, less than their maximum bidding rate or below market price.

Historical Results of Operations

Our company was organized in January 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended February 16, 2018, the Company had revenues of $0.
- *Assets.* As of February 16, 2018, the Company had total assets of $0, including $0 in cash.

- *Net Income.* The Company has had net income of $0 for 2018.
- *Liabilities.* The Company's liabilties totaled $0 for 2018.

Liquidity & Capital Resources

We are relying solely on the Wefunder crowdfunding campaign to capitalize our business. If we do not raise our minimum fundraising target of $499,000, we will explore other funding options.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 9 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 4 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

bid2bed LLC cash in hand is $0, as of February 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 18 months.

Our projected expenses over the next 9-12 months are $465,000 at a monthly burn rate of roughly $40,000 to 50,000. Therefore, if we meet our minimum fundraising target on Wefunder, we will have at least 9 months of runway.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.bid2bed.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Early Bird SAFE (Simple Agreement for Future Equity)
SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

EYAL LEMBERG
IDO SOLOMON
ROEE KEREN-TZUR

Appendix E: Supporting Documents

LLC_Operating_Agreement__Signed_.pdf

INVEST IN BID2BED

Real-time bidding for quality vacation rentals and homes

> *"We aim to simplify bookings for hosts and guests by offering them dynamic pricing in real-time demand. Real-time bidding can fill unused inventory for hosts and guests can book an apartment that would otherwise be more expensive. We are looking to change the way people book a vacation rental in real time to be a win-win situation.*

Roee Keren-Tzur
BUSINESS DEVELOPMENT, BID2BED


FOLLOW US FOR UPDATES
3 FOLLOWERS
SHARE
TWEET
$0
raised of $499K goal
$100 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)

$5M valuation cap | 15% discount

A SAFE gives you the right to future shares in bid2bed . If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: 20% Discount

Investors who fund up to the first $75K of this fundraise will invest in a SAFE with a valuation cap of $5M and a discount of 20%.

INVESTOR PERKS

$180+	In addition to shares in the company, our love and gratitude! Let's connect all Hosts and Guesses worldwide! Welcome to bid2bed Family!
$360+	In addition to shares in the company and perks from all previous levels, investors who invest $360+ will get Thank you note from the Founders.
$1,018+	In addition to shares in the company and perks from all previous levels, investors who invest $1,018+ will get a cool laptop sticker.
$2,518+	In addition to shares in the company and perks from all previous levels, investors who invest $2,518+ will get one of bid2bed T-shirt.
$5,018+	In addition to shares in the company and perks from all previous levels, investors who invest $5,018+ will mention in Corporate Web site as our investor with photo and your comment.
$10,018+	In addition to shares in the company and perks from all previous levels, investors who invest $10,018+ will celebrate your investment with a bottle of Champagne, sent directly to your home (USA Only).
$25,018+	In addition to shares in the company and perks from all previous levels, investors who invest $25,018+ will join (+1) to dinner with the founders at one of the favorite Steakhouse.

OUR AMBITION

Our previous business, Sublet4U, generated $2.2 million in net bookings in 2016 from 11,350 nights in four cities. We founded bid2bed because we recognized that real-time bidding has not yet been tried in the vacation rental market. We hope that our blind bid approach will shake up the market, and we can capture a share of the growing $36 million global vacation rental market.

KEY FACTS

- Founders' previous vacation rental business earned $2.2 million in 2016.
- Founders have 7 years experience in vacation rental market.
- Vacation rental market estimated to grow 8% annually from 2018 to 2022.

DOCUMENTS

bid2bed_Wefunder.pdf

bid2bed.com

TECH · MARKETPLACE · B2B · TRAVEL & TOURISM · TRAVEL · B2C · APP

Why I Like bid2bed

I had a great stay at the apartment on 94th Street. I subleased for a little more than 2 months while I worked in the city for a summer internship. The apartment was completely clean upon move in and furnished with everything I needed. It took me less than 90 minutes to move into the apartment which immediately felt like home. Elem and his team were very helpful with any questions or concerns I had along the way. I would highly recommend. Thank you!



Travis Allen
GUEST

THE BUZZ ABOUT BID2BED

The apartment we rented in NYC was amazing: very clean, comfortable, included all needed facilities, and in great location. Thanks to their staff and recommendations, we had a fabulous vacation.



Svetlana Chervits Levi
Guest

We have had a great time in NYC at 81st street. It was not our first experience, and it confirmed what we had expected. Good organization, nice people. Apartment is in a quiet and nice neighborhood, good services, restaurants and shops! I do recommend to use their services for vacations rentals!



Benedetta Urbini
Guest

We had an excellent time in the apartment! We stayed for four months at this apartment. Great apartment – everything was what we expected. Great location. The contact was perfect – whenever we needed something, they helped us with anything. We would highly recommend! Thank you so much!



Jessica Swoboda
Guest

Nous avons passe un tres bon sejour. L'appartement est tres bien equipe et les proprietaires tres sympa et disponibles. Je recommande!



Laure Elsa
Guest

Merveilleux sejour a NY grace a un appartement calme, tres agreable et bien place. Nous n'avons qu'une envie : y revenir !

Sandrine Esquerre
Guest

Real-time Bidding for Vacation Rentals


1
2
3
bid2bed
Browse. Bid. Book.
Browse
Bid
New York City
Select Location Preference
Continue
Select accommodation type
Continue
Log in, select your date and city, and find available apartments.



Real-time bidding

Hosts can dynamically set prices based on real-time demand, and guests can book apartments that would otherwise be more expensive.

More money for hosts

We charge a 1% processing fee, lower than other platforms, and hosts can earn more money by filling their rooms in low-demand seasons.

Split inventory optimization

Guests can split their stay in multiple nearby locations to save money.

How We Started

It all began with a trip to New York when Eyal and Ido faced the daunting task of choosing a rental apartment. While plenty of options were available, few had been vetted by professionals, and it was impossible to know if the information they found online was trustworthy. Turns out their friends back home had experienced much the same during their travels, and it became evident that they would have to take matters into their own hands. They founded Sublet4U in 2008 to make the process of renting short- and long-term apartments absolutely transparent, so renters and property owners alike can rest assure in the process and get the confidence they needed.

In the past year, Eyal and Ido began to believe that the industry needs to change the way people book their vacations. They connected with Roee and Shai, each with five years experience in the rental space, and came up with the bid2bed platform.

The Market

$36 billion	1 million	8%
Global vacation rental market in 2018*	Vacation rental properties in the U.S.	Estimated annual growth rate 2018-2022*

Source: Statista.

Let's Revolutionize the Rental Market

We all met in New York knowing we had to do something that was never done. "Browse. Bid. Book". We had a vision.

Today, with ten years' experience, we can offer short-, mid-, and long-term rental properties in Amsterdam, Barcelona, Buenos Aires, London, New York, Paris, Rome, and Tel Aviv. Our apartment inventory includes both corporate apartments and privately owned flats, making this new "Browse. Bid. Book." idea the perfect option for business travelers, corporate relocation clients, professors on sabbatical, as well as foreign students and families on holiday. With options for everyone, we will provide personalized service so that every traveler can feel like a local and enjoy the new platform trough bid2bed we are looking to offer.

At bid2bed, our goal is to give a whole new perspective to booking. No more high costs or negative booking experience. We aim to provide carefully curated apartments so travelers experience the true pulse of the city. Since each property owner is personally vetted by our team, travelers can rest assured that their stays will be safe and secure. Better vetting means that travelers get the most exclusive apartments in the most central locations, while greater involvement from bid2bed means that property owners can list it and leave it since we handle communication with renters.

Sincerely,

Roee Keren-Tzur, Eyal Lemberg, Ido Solomon and Shai Pniel

Business Model


Business Model
Core #1 – 1st Stage:
We take 9% commission (plus CC's fees) on each transaction.
Core #2 – 2nd Stage:
Bridging the gap between the supply & demand by Bidding War Platform
Core #3 – 3rd Stage:
Advertising Model by Premium Platform.
1
bid2bed
Browse. Bid. Book

Meet the Founders


bid2bed

Roee Keren-Tzur

Business Development

Hard worker, Smiling guy with more then 15 years experience in finance and capital markets.


bid2bed

Eyal Lemberg

Chief Executive Officer

Team player, always think outside the box and see the big picture.


bid2bed

Ido Solomon

Chief Operating Officer

A senior operations leader with a passion for launching & managing innovative in tourism field.

AND THE REST OF THE TEAM



Itzik Lerner

Chief Technology Officer



Orly Keren-Tzur

Finance, Marketing and Business Operations



Shai Pniel

Chief Marketing Officer

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

b: We are currently upgrading our existing outdated platform (sublet4u.com) to new robust platform (bid2bed.com) that will include a new marketplace for vacation rentals with real-time bidding. Our platform will use an algorithm to allow owners/hosts to make more money, reduce the cost per guest, and maximize our own revenue. This kind of technology has never existed in the rental vacation market before.

WF: Why did you create a new platform and company?

b: We ran our existing outdated platform, Sublet4U, for nearly 7 years. We had customers from 60 nationalities, which generated nearly 1,000 booking annually, without raising any external capital. The platform couldn't handle a high volume of bookings. So, we improved our technology for bid2bed so that we can handle a large number of guests.

WF: How big is the market?

b: According to Statista, the global vacation rental market is currently $36 billion and is projected to grow by 8% each year until 2022. In the U.S. alone, there are 1 million vacation rental properties. The 75.4 million tech-savvy millennials (ages 18-34) are set to replace Baby Boomers as the dominant consumer group this year.

WF: Who are your competitors? How are you different?

b: Our competitors include Airbnb, FlipKey, Wimdu, HomeAway, and Tujia. But none of them have real-time bidding, which is the foundation of our business.

WF: What's your biggest risk? What keeps you up at night?

b: The biggest risk might be more regulation in specific countries, however, this industry has made big steps in this field. Also, a global financial crisis would affect bid2bed, but only for a short period of time.

WF: How will you make money?

b: Core #1 – 1st Stage:

We take 9% commission (plus CC's fees) on each transaction.

Core #2 – 2nd Stage:

Bridging the gap between the supply & demand by Bidding War Platform.

Core #3 – 3rd Stage:

Advertising Model by Premium Platform.

WF: How do you acquire customers?

b: The experience we have in this industry has helped us a lot to build the financial model for the new platform. We plan to aggressively advertise via general social media, specific groups around the globe, brokers, third-party sites, and more to maintain grow both the user and host bases.

We believe that picking the right cities at the right time will maximize our user growth. We started in the big cities (mainly New York) because they have parallel high demand and high inventory. One of our plans for to get more guests will be launched when demand will likely be the highest – for example, during the NYC marathon or during holidays when people tend to travel. We plan to run promotions during these times, when big crowds of people all need places to stay, and an individual might be more likely to take a chance on an unfamiliar company such as bid2bed in order to find a decent accommodation at a good price.

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 New Regulation by the Governments, which might affect Bid2Bed company results.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

3 Macro economic conditions in the market (for example, economic recession), which might affect company results by reducing booking numbers.

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

bid2bed is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

Join **147,974** investors who funded **174** startups with over **$55.5 million**

See more detailed stats

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL FINANCIAL TIMES

About us	Investors	Founders	Say Hello
Our Profile	Investing 101	Raise Funding	hello@wefunder.com
Jobs	Risks	FAQ	Twitter
Press	Earning Returns	Legal Primer	Facebook
Blog	Securities	Free Contracts	Instagram
Charter	Get $1000 Give $1000	Launch Guide	SF / Boston



Eyal Lemberg

Founder & COO at Sublet4U HQ LTD

Sublet4U HQ LTD • FDU

Israel • 500+

Connect | View in Recruiter | More...

Sales & Business Development Manager utilizing a proven background with providing complete assesment how to increase sales and gain healthy growth within the market. Specialized in Negotiations of large scale purchasing with institutions, commercial & Industrial users and Highly effective in identifying and resolving issues impacting efficiency, performances and customer satisfaction. Strong Leadership and organizational skills.

Specialties: Sales, Marketing & Business Development:
- Analyze, develop & implement business development strategies within the market.
- Identifing the needs of the customer in order to provide him the best & complete solution.
- Negotiate large scale purchasing & service agreements with institutions, commercial & industrial users.

Manage Employees:
- In charge of their salary, benefits and retirement plans

Show less

Experience

Founder & COO
Sublet4U HQ LTD
Apr 2014 – Present • 4 yrs
Modiin, Israel

Grow annual sales in double digits every calendar year
Build, manage and motivate sales team
Identify and develop new distribution channels
Build relationships with travel agents, tourism bureaus and other key revenue sources
Coordinate advertising, marketing, public relations and social media efforts to accomplish revenue goals
Brand development, web site traffic growth, web site UI and advertising revenue. Developed brand strategy and statistics systems.
Strategic Consulting, including business plan & sales strategy development.

Media (1)

logo

Founder & CMO

S4U LLC
Jul 2012 – Apr 2014 • 1 yr 10 mos
Greater New York City Area

Grow annual sales in double digits every calendar year
Build, manage and motivate sales team
Identify and develop new distribution channels
Build relationships with vendors
Coordinate advertising, marketing, public relations and social media efforts to accomplish revenue goals
Developed brand strategy and statistics systems.
Strategic Consulting, including business plan & sales strategy development.

Media (1)

sublet4u

Account Executive - North East

Mul-T-Lock USA, Inc.
May 2007 – Jun 2012 • 5 yrs 2 mos
New Jersey - New York

Having served as the Territory Manager in the North East (New York, New Jersey, Pennsylvania and New England for five years) I have managed to develop a highly successful territory, ripe with much growth for our authorized dealers (over 200 dealers), building many productive partnerships and distribution channels through experience, hard work, and commitment.

My biggest achievements were:

• Business Development: Achieved substantial sales and significant growth (over 50%) in rural areas and developed newer markets for the company as a result of market analysis, implementation of business plan & strategies, and better understanding of the competitor's weaknesses.
• Maintained long-lasting Customer Relationships: focused on enhancing customer experience – Produced double digit, year over year organic growth, from existing dealers (over 200 authorized dealers) in most active markets.
• Negotiated and closed large scale deals with institutional, commercial and industrial customers, including GSK & Pfizer Pharmaceuticals, Wal-Mart, Rutgers University, Patterson Housing Authority, Green Farms Academy - CT and more.
• Increased sales profitability for Mul-T-Lock USA by focusing on core business, product knowledge, customers' needs and market placement. Review customer payment terms and revise pricing / discount models accordingly. Reached ½ Million Dollars sales in '08 with the highest GP in the company.

head administrator / Security Dept.
EL AL
Jul 2003 – Sep 2005 • 2 yrs 3 mos

Responsibilities:

Branch expensses, budget control, Purchasing, recruiting, On going work with the authorities such as Dept. of state, Port Authority NY/NJ, Police regarding employees liscensing + immigration status, visa issuance & renewals and termination of employment

Head Administrator EWR
EL AL Israel Airlines
2003 – 2005 • 2 yrs

• Supervised & directed 65 security officers
• Managed all branch expenses and an annual budget of 2.5 Million Dollars.
• Negotiated rates directly with providers (Hotels, Travel Agencies and other) and expanded provider options with new account deals.
• Oversaw the hiring of new employees and provided them with guidance regarding visa procedures, policies, employment agreement and benefits.
• Collaborated with the U.S Department of State and other Federal Authorities to ensure El-Al and its employees' compliance with immigration regulations and procedures.

Security Profiler
El Al
2000 – 2003 • 3 yrs

Field Marshal / Security Dept. (06/2000 – 07/2003)
• Profile Screening Security Officer
• Boarding security manager (promoted in 2002).
• Training of new employees

Show less

Education

FDU
Master's degree, Business Administration and Management, General
1999 – 2004

Skills & Endorsements

Management · 31
Endorsed by **7 people who know Management**

Business Development · 22
Dmytro Hanzera and 21 connections have given endorsements for this skill

Sales · 14
Endorsed by **Rich Herder, who is highly skilled at this**

Show more

Recommendations

Received (3)   Given (2)

Benjamin Cogan
Sr. Director of Sales & Business Development at Invision Security Group
March 2, 2015, Benjamin was a client of Eyal's

Eyal is an excellent salesperson. He knows his products very well and is able to communicate features and benefits to both the layman and professional. He was a valued partner and helped us grow our sales and profits.



Gilbert Wade
Agent at Southington Security Services
December 3, 2013, Eyal worked with Gilbert in the same group

Eyal has always been very friendly and cooperative while being an account representative for Mul-T-Lock USA.He went above and beyond what he had to do to take care of problems and provided positive solutions when necessary. Eyal can be trusted to do what is right in every situation.

Show more

Accomplishments

2 **Languages**
English • Hebrew

Interests

FlipKey
4,347 followers

Travel & Tourism Industry Profes...
327,476 members

Starwood Hotels & Resorts World...
421,433 followers



Mark Cuban
President
4,068,487 followers



Vacation Rentals for Sale
223 members

Sublet4U HQ LTD
22 followers

See all



Ido Solomon

Founder and owner at SUBLET4U HQ LTD

Sublet4U HQ LTD • Fairleigh Dickinson University

Greater New York City Area • 334

Connect | View in Recruiter | More...

Experienced Owner with a demonstrated history of working in the internet industry. Skilled in Negotiation, Online Advertising, Customer Service, Strategic Planning, and Business Development. Strong entrepreneurship professional with a MA focused in Business from Fairleigh Dickinson University.

Show less

Experience

Co-Founder
Sublet4U HQ LTD
Jul 2010 – Present • 7 yrs 9 mos

Co-Founder and Chief Operating Officer
bid2bed
Nov 2017 – Present • 5 mos
United States

A senior operations leader with a passion for launching & managing innovative in tourism field

Operation / Logistic Manager
Mul-T-Lock USA, Inc.
May 2000 – Jul 2010 • 10 yrs 3 mos
Lodi, NJ

Education

Fairleigh Dickinson University
MA, Business Administration, Management and Operations
1999 – 2004

Skills & Endorsements

Negotiation · 6
Boaz Arbel and 5 connections have given endorsements for this skill

Entrepreneurship · 5
Amir Golan and 4 connections have given endorsements for this skill

Strategic Planning · 3
Boaz Arbel and 2 connections have given endorsements for this skill

Show more

Accomplishments

3 Languages
English • Hebrew • Spanish

Interests

Vacation Rental Professionals - T...
243 followers

Wefunder
868 followers

Homelidays
596 followers

Sublet4U HQ LTD
22 followers

TLV Generator
39 followers

Airbnb
465,968 followers

See all



Roee Keren Tzur

Co-Founder at bid2bed

bid2bed • Bar Ilan University

Miami/Fort Lauderdale Area • 368

Connect | View in Recruiter | More...

Experience

Co-Founder
bid2bed
Nov 2017 – Present • 5 mos
United States / Israel

Managing Director
IDH GROUP
Dec 2015 – Present • 2 yrs 4 mos
Greater New York City Area

Manager Capital Market
Elad Group
Dec 2015 – Present • 2 yrs 4 mos
New York

Senior Managing Director
Vici Oeans / Sublet4u
Apr 2012 – Present • 6 yrs

The Managing Director role includes managing existing relationship with financial institution, developers, Eps'c and all other partners of the company. Responsibility include, due diligence in new merger and acquisition opportunities and present them to the CEO and Board of Director.

Senior Credit Officer
Migdal Group
Sep 2008 – Apr 2012 • 3 yrs 8 mos

At Migdal focused on corporate financing and project finance. In is role, I was involved in credit transactions of millions of dollars for the satellites communications industry. I was also, instrumental in executing millions of dollars for debt facility designed for renewable energy projects.

Senior Credit Analyst
Standard & Poor's
Jan 2006 – Aug 2008 • 2 yrs 8 mos

In my work, I conducted and analyzed are rating reports on Corporate and on Projects Finance mainly in Energies & Real Estate sectors.

Show less

Education

Bar Ilan University
Master of Laws (LLM), Antitrust
2002 – 2004

Netanya Academic College
Master of Business Administration (MBA), Finance, General
2002 – 2004

Accomplishments

2 Languages
English • Hebrew

Interests

Rialto Capital Management
14,961 followers

Netanya Academic College
4,242 followers

Bar-Ilan University
49,350 followers

Bar-Ilan University
43,805 followers

Burger King Corporation
106,642 followers

Ascendo Resources
30,932 followers

See all